Exhibit 23.2

CONSENT OF GRD MINPROC LIMITED

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Ivanhoe Mines Ltd. (the “Company”) filed with the United States Securities and Exchange Commission on April 1, 2009, pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to the use of and reference to our name and the Oyu Tolgoi Technical Report dated March 2008 (the “Technical Report”) and the inclusion of information derived from the Technical Report under the heading “Description of the Business — Oyu Tolgoi Copper and Gold Project, Mongolia” and the use of and reference to our name in “Interest of Experts” in the Company’s Annual Information Form for the year ended December 31, 2008 dated March 31, 2009 and in the 40-F, which are incorporated by reference into this registration statement and the other registration statements on Form S-8 (File Nos. 333-113048, 333-128205, 333-135595 and 333-143550) of Ivanhoe Mines Ltd.

    Sincerely,

    GRD Minproc Limited

/s/ Tom Revy Name: Tom Revy
Title: Director

    Date: June 30, 2009